Exhibit 10.18

Grant No.:

THE KEYW HOLDING CORPORATION
AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

The KeyW Holding Corporation, a Maryland corporation (the “Company”), hereby grants shares of its common stock (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Plan”).
Grant Date:
Name of Grantee:
Grantee's Employee Identification Number:
Number of Shares of Stock Covered by Grant:
Purchase Price per Share of Stock: $0.00 (Zero Dollars and 00/100)
Vesting Schedule:

Shares	Vesting Dated

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
Grantee:        ______________________________________________________
(Signature)
Company:    ______________________________________________________
(Signature)
Title

Attachment
This is not a stock certificate or a negotiable instrument.

THE KEYW HOLDING CORPORATION
AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability
This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below ("Restricted Stock"). To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Vesting
The Company will issue your Restricted Stock in your name as of the Grant Date.
Your right to the Stock under this Restricted Stock Agreement vests per the vesting schedule as shown on the cover sheet provided you then continue in Service. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.
No additional shares of Stock will vest after your Service has terminated for any reason, provided, however, that if your Service is terminated on account of your death or Disability, any unvested shares of Stock will become fully vested.

Vesting Upon Change of Control
Notwithstanding the foregoing, in the event of a Change of Control, immediately prior to the scheduled consummation of a Change of Control, all restricted stock subject to performance requirements shall become immediately vested at the target number of shares set forth in this Agreement.

Forfeiture of Unvested Stock
Except as provided in this Agreement, in the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested.

Issuance
The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified. To the extent certificates are issued with regard to unvested Stock, such certificates will be held in escrow with the Secretary of the Company while the Stock remains unvested.

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements, as determined by the Company in its sole discretion, to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including by repurchasing vested shares of Stock under this Agreement).

Section 83(b) Election
Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.
YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Market Stand-off Agreement
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Securities Act"), you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of vested Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Non-Solicitation, Non-Interference
In consideration of (i) the grant of the option under this Agreement, and (ii) your continued employment with the Company, its parent, or a subsidiary of the Company or its parent (each a “Covered Party”), you hereby agree to the following:
During the period of your employment with the Company or another Covered Party and for a period ending six (6) months following the termination of your employment, for any reason, with a Covered Party, except with the prior written consent of the Company, you will not:
•
Solicit or induce, or in any manner attempt to solicit or induce, any Customer (as defined Below), to (1) cease being a customer of or to not become a customer of Covered Party, (2) divert any business of such Customer from a Covered Party, (3) reduce the amount of business that such Customer conducts or intends to conduct with any Covered Party; or (4) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship between a Covered Party and any of its customers or clients, suppliers, consultants, or employees;
•
Participate in competition for the award of or perform services in connection with (1) any contract, task order or program for which a Covered Party is competing, or (2) any contract, task order or program that would replace, supersede, succeed, reduce or diminish any Covered Party’s work under a contract, task order or program;
•
Make false or disparaging statements regarding any Covered Party, or any of Covered Party’s respective officers, directors, shareholders, employees or affiliates in matters relating to a Covered Party or its business.
For purposes of this Agreement a “Customer” means any client or customer of the Company at the time of the termination of your employment or any prospective customer to which the Company has made or intends to make a proposal at such time, and includes in addition to any party with whom a Covered Party has a contract, the specific program office or directorate of a federal government department or agency to which products or services are ultimately provided under a contract to which a Covered Party is a party.

Retention Rights
This Agreement does not give you the right to be retained or employed by the Company (or any of its Affiliates) in any capacity. The Company (and any Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights
You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Other Agreements
You agree, as a condition of this grant of Restricted Stock, that you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report (to the extent required) to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s Stock Administrator to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and social security number of the undersigned:
Name:_______________________________________________________________________________
Address:    _____________________________________________________________________________
_____________________________________________________________________________________
Social Security No. :____________________________________________________________________
2.    Description of property with respect to which the election is being made: __________ shares of common stock, par value $.001 per share, of The KeyW Holding Corporation, a Maryland corporation, (the “Company”).
3.    The date on which the property was transferred is ______________________________________.
4.    The taxable year to which this election relates is calendar year ____________________________.
5.    Nature of restrictions to which the property is subject:
The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.
6.    The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.
7.    The amount paid by taxpayer for the property was $__________.
8.    A copy of this statement has been furnished to the Company.
Dated: ______________________
________________________________________
Taxpayer’s Signature
________________________________________
Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1.    You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.
2.    At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

__________________________________________________________________________________________

1    Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.